EXHIBIT 10.1

AMENDMENT NO. 3 TO

PURCHASE AND SALE AGREEMENT

THIS AMENDMENT NO. 3 TO PURCHASE AND SALE AGREEMENT (“Amendment No. 3”) made and entered into effective as of May 22, 2017 (the “Effective Date”) amends that certain PURCHASE AND SALE AGREEMENT dated August 25, 2016, and those certain Amendments to Purchase and Sale Agreement dated January 22, 2017 and March 22, 2017 (collectively, the “Agreement”) by and between PDC TN/FL, LLC, a Delaware limited liability company (the “Purchaser”), and Dover Motorsports, Inc., a Delaware corporation, and Nashville Speedway, USA, Inc., a Delaware corporation (collectively, the “Seller”).

WITNESSETH:

WHEREAS, Seller desires to allow Purchaser a sixty (60) day extension of the Agreement; and

WHEREAS, Seller and Purchaser desire to enter into this Amendment No. 3 to reflect their agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

2.	Seller agrees and acknowledges that Purchaser retains its rights to review and provide objections to the Title Commitment and the Survey as set forth in Section 4.3 of the Agreement.

3.	Section 4.4 to the Agreement related to the Inspection Period is hereby revised so that the reference to 270 days now reads 330 days from the Effective Date of the Agreement. Purchaser shall be deemed to have waived its objections under Section 4.4 with respect to geotechnical, environmental, water and sewer capacity matters only.

4.	Section 4.7 to the Agreement related to the Approval from the Zoning Authority is revised so that the reference to 270 days now reads 330 days.

5.	Notwithstanding the extension of the Inspection Period in Item 3 above, Purchaser agrees, within five (5) business days from the execution hereof, to deposit the remaining Two Hundred Fifty Thousand Dollars ($250,000) of the Five Hundred Thousand Dollars ($500,000) Earnest Money referenced in Section 2.2 to the Agreement, which shall be refundable to Purchaser pursuant to the terms and conditions of the Agreement.

6.	To facilitate execution, this Amendment No. 3 may be executed in as many counterparts as may be required; and it shall not be necessary that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement. Execution evidenced by facsimile signature and/or PDF signature shall be deemed an original for all purposes.

7.	Except as modified above, the terms and conditions of the Agreement shall continue in full force and effect.

SIGNATURES ON FOLLOWING PAGE.

SIGNATURE PAGE TO AMENDMENT NO. 2.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 effective as of the Effective Date.

PURCHASER:	PDC TN/FL, LLC, a Delaware limited liability company

	By:	/s/ Whitfield Hamilton
Whitfield Hamilton, Local Partner

SELLER:	NASHVILLE SPEEDWAY, USA, INC., a Delaware corporation

	By:	/s/ Klaus M. Belohoubek
Klaus M. Belohoubek,
Senior Vice President – General Counsel

DOVER MOTORSPORTS, INC., a Delaware corporation

	By:	/s/ Klaus M. Belohoubek
Klaus M. Belohoubek,
Senior Vice President – General Counsel

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